Exh. (i)(7)

                         G O D F R E Y & K A H N, S. C.
                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                            MILWAUKEE, WI 53202-3590
                                  www.gklaw.com

PHONE: 414-273-3500                                            FAX: 414-273-5198


                                  June 6, 2002


Artisan Funds, Inc.
1000 North Water Street
Milwaukee, Wisconsin 53202

         RE:      Artisan International Value Fund Investor Shares

Ladies and Gentlemen:

         We have acted as Wisconsin corporate counsel for you in connection with the sale by you of an indefinite number of shares (the "Shares") of common stock, $.01 par value, of the Investor class of Artisan International Value Fund (the "Fund"), a series of Artisan Funds, Inc. (the "Company") in the manner set forth in Post-Effective Amendment No. 18 to the Company's Registration Statement on Form N-1A (the "Registration Statement"). In connection with this opinion, we have reviewed: (i) the Registration Statement; (ii) the Company's Amended and Restated Articles of Incorporation, as amended, and By-Laws; (iii) certain resolutions of the Company's Board of Directors; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, shall be duly authorized, validly issued, fully paid and non-assessable, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/Godfrey & Kahn, S.C.

                                                     GODFREY & KAHN, S.C.